Exhibit 99.2

The Allstate Corporation
Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written

	For the month ended December 31, 2022			Three months ended December 31, 2022 [1]		
	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]
Allstate brand						
Auto	19	1.9	10.6	38	6.1	11.2
National General						
Auto	13	1.4	6.1	26	4.3	8.5

	Three months ended September 30, 2022			Three months ended June 30, 2022		
	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]	Number of locations [2]	Total brand (%) [3] [4]	Location specific (%) [5]
Allstate brand						
Auto	19	4.7	14.0	30	2.5	8.7
National General						
Auto	19	1.1	3.2	19	2.7	6.0

(1) Includes California rate increase of 6.9% for Allstate brand that was effective in December 2022.

(2) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia.

(3) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written.

(4) Allstate brand implemented auto insurance rate increases totaled $479 million and $1.48 billion in the month and quarter ended December 31, 2022, respectively, after implementing $1.14 billion and $601 million of rate increases in the third and second quarter of 2022, respectively.

(5) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.